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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


              AGREEMENT dated as of September 9, 1999 between Infinient Inc., a New Jersey corporation (the "Company"), and Ravi Singh (the "Employee").

              WHEREAS, the Company has been formed as a wholly-owned subsidiary of Intelligroup Inc. ("Intelligroup") to conduct the internet-related consulting businesses previously conducted by Intelligroup and its affiliates (the "Internet Business") and to receive as a contribution from Intelligroup the assets associated with the Internet Business; and

              WHEREAS, Intelligroup intends to pursue, as promptly as is commercially practicable and subject to market conditions, a public trading market for the Company's Common Stock ("Company Stock"); and

              WHEREAS, the Company desires to employ the Employee as an executive officer of the Company to be the chief corporate development and strategy officer of the Company.

              NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.   EMPLOYMENT AND TERM.

              The Company hereby agrees to employ the Employee for an initial period of three years commencing as of the date hereof (the "Initial Term") automatically renewable thereafter for one year periods (each such period, the "Successive Term" and collectively the "Successive Terms"), unless earlier terminated pursuant to the terms of Section 3 of this Agreement (the Initial Term and the Successive Terms are herein referred to as the "Term") to serve as the Executive Vice President, Corporate Development of the Company (such position to be the Company's highest executive officer responsible for corporate development, strategy and acquisitions except for the Chief Executive Officer), and in such other executive managerial position or positions (including Chief Financial Officer if requested by the Company) with the Company, its subsidiaries, affiliates or divisions (the "Employer Group") as shall hereafter be agreed to by the Employee and the Board, to perform such managerial duties as are consistent with the usual duties of an officer of his status and reporting directly to the Company's Chief Executive Officer and the Board. The parties agree that the Employee will perform his duties for the Company in the New York City metropolitan area, which for such purpose shall include the Company's current Edison, New Jersey) headquarters, (the "Work Area") and the Employee's work location may not be moved outside the Work Area without his consent. The Employee further understands that the Company is considering relocating its headquarters to the San Francisco/Silicon Valley area, and the Employee consents to such a
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relocation to that area alone, it being understood that all relocation costs of the Employee will be borne by the Company.

              The Employee hereby accepts such employment and agrees to devote his full business time and attention to the faithful and diligent performance of the duties provided herein, provided however that is agreed that the Employee may continue to engage in the outside business activities described in Exhibit A hereto.

2.   COMPENSATION.

              (a) Salary. The Company shall compensate the Employee with a base salary (the "Base Salary") of $250,000, which shall be reviewed annually during the Term by the Board or the Compensation Committee of the Board. Payment of the Base Salary shall be made in equal semi-monthly installments or at such other more frequent payroll intervals as shall from time to time be the Company's normal executive pay periods.

              (b) Bonuses. In addition to the Base Salary, for each fiscal year during the Term the Employee shall receive a bonus (which in no event shall be less than $100,000 per annum) awarded by the Board or the Compensation Committee of the Board and which is intended to be based on performance targets to be agreed by the employee and the Board or Compensation Committee.

              (c) Stock Options. Promptly after the execution of this Agreement, the Company intends to adopt an employee stock option plan (the "Option Plan") and issue stock options to the initial executive managers of the Company. When the Option Plan is adopted, the Company agrees to issue to the Employee an incentive stock option to acquire such number of shares of Company Stock as shall represent 3% of the outstanding shares of Company Stock on a fully diluted basis on the date of grant, at an exercise price per share which represents the current fair market value per share of the Company Stock as determined in good faith by the Board based on an independent valuation to be obtained by the Company (and in any event such price per share shall not be higher than the lowest exercise price for options granted to any of the Company's other initial employee optionholders). One third of such options issued to the Employee shall vest on March 1, 2000 and the remaining two-thirds shall vest in equal monthly amounts over the 30th month period after March 1, 2000, and in the event of an acquisition or a significant change in ownership of the Company (other than the Company's planned IPO and spin off from Intelligroup), all of the Employee's options shall vest immediately.

              (d) Benefits. The Employee shall be entitled to participate in all pension, profit sharing, 401(k), deferred compensation, health, dental, accident, life insurance, disability and other benefit plans and policies as are from time to time available to executives of the Company.


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              (e) Expenses. The Company shall pay or reimburse the Employee for all expenses normally reimbursed by the Company, consistent with the practices of the Company, and reasonably incurred by him in furtherance of his duties hereunder including, without limitation, expenses for traveling, meals, hotel accommodations and the like, upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company, subject to the limitations provided under the Internal Revenue Code of 1986, as amended, and the rules and regulations adopted pursuant thereto now or hereafter in effect. In addition, the Company shall reimburse the Employee's reasonable legal expenses incurred in connection with the preparation and negotiation of this Agreement.

              (f) Vacations. During each 12 months of employment, the Employee shall be entitled to paid vacations for an aggregate of four weeks. The Company shall not pay the Employee any additional compensation for any vacation time not used by the Employee.

3.   TERMINATION.

              (a) This Agreement shall be terminated upon the happening of any of the following events: (i) at the end of the Initial Term or any Successive Term if the Company or the Employee shall give at least 90 days advance written notice to the other party terminating this Agreement as of the end of such Initial or Successive Term; (ii) upon the death of the Employee; or (iii) upon the Permanent Incapacity (as such term is defined in Section 3(d) hereof) of the Employee.

              (b) The Company may terminate the Employee's employment hereunder upon, except as otherwise provided in Section 3(c) of this Agreement, five days advance written notice for "Cause" (as defined below).

              (c) For purposes hereof, "Cause" shall mean any of the following:
(i) the intentional failure, neglect or refusal of the Employee to substantially fulfill his material duties as an employee, provided, however, that the Employee shall not be deemed to have intentionally failed, neglected or refused to substantially fulfill his material duties as an employee if such failure, neglect or refusal is directly caused by the Permanent Incapacity of the Employee; (ii) a material breach of any fiduciary duty (except where such breach is caused by the Permanent Incapacity of the Employee) or other material dishonesty by the Employee with respect to the Company or any affiliate thereof resulting in actual material harm to the Company or such affiliate; or (iii) the conviction of the Employee of a fraudulent act or felony. Notwithstanding the terms of Section 3(b), no termination for Cause under item (i) above shall be effective unless the Company gives the Employee 30 days advance written notice of its intention to terminate the Employee's employment and a detailed description of the reasons for the termination and the Employee fails to cure the alleged breach.


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              (d) For purposes hereof, "Permanent Incapacity" shall mean the incapacitation of the Employee so as to preclude performance of the duties of his employment hereunder, with or without reasonable accommodation, for an aggregate period of four months in any twelve month period.

              (e) In the event that the Company terminates the Employee's employment hereunder without Cause, or if the Employee resigns for Good Reason (as defined below) the Employee shall be entitled to payment from the Company of severance (without any requirement of or reduction for mitigation by the Employee) consisting of the continuation for a period of one year after such termination of employment of all salary, bonus and benefit payments and coverage which would have been payable to the Employee during such period had his employment not been terminated. In such event, the vesting for the Employee's stock options shall accelerate with respect to any options that would have vested within six months after the date of employment termination plus one-half of the balance of the unvested options.

              (f) For purposes of this Agreement, the term "Good Reason" means:
(i) a material breach by the Company of any provision of this Agreement; or (ii) any reduction of the Employee's compensation or duties or change in the Employee's reporting lines; or (iii) any change by the Company of the Employee's work location outside the Work Area or the San Francisco/Silicon Valley area in the event of a relocation of the Company's headquarters to that area; or (iv) the failure of the Company to obtain from its successors the express assumption and agreement required under Section 7 of this Agreement.

4.   NONCOMPETITION AND NONINTERVENTION.

              (a) Except as described in Exhibit A hereto or as otherwise agreed by the Company, while in the employ of the Company, the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his duties as an Employee of the Company or which, even if noninterfering, may be contrary to the best interests of the Employer Group.

              (b) The Employee further agrees that he shall, during the Initial Term and any Successive Term and, if the Employee's employment hereunder terminates for Cause, Permanent Incapacity or as a result of a termination by the Employee without Good Reason, for a period of one year after the termination or cessation of the Employee's employment with the Company, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (excluding, in all cases, the provision of third party investment banking services), engage in any business activity which is directly in competition with the services being


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marketed, provided or sold by the Employer Group. During the Term and for a period of one year after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause or termination of employment by the Employee for Good Reason) the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization request or cause any customer of the Employer Group to cancel or terminate any business relationship with the Employer Group.

              (c) Notwithstanding the foregoing, the foregoing restrictions shall not be construed to prohibit the ownership by the Employee of less than three percent of any class of securities of any corporation which is engaged in any of the foregoing businesses and which has a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including the Employee directly or indirectly manages or exercises control of any such corporation, guarantees any of its financial obligations or otherwise takes any part in its business, other than by exercising their rights as a shareholder.

5.   CONFIDENTIAL INFORMATION.

              (a) The Employee will not at any time, whether during or after the termination or cessation of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Employer Group so far as they have come or may come to his knowledge, except as the Employee reasonably believes may be required in the ordinary course of performing his duties as an employee of the Company, except as may be in the public domain through no fault of the Employee, or except as may be required by court order or other legal proceeding, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or is calculated to injure or cause loss whether directly or indirectly to the Employer Group.

              (b) The Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Employer Group (except for documents relating to the compensation, benefits or evaluation of the performance of the Employee) or concerning any of their dealings or affairs otherwise than for the benefit of the Employer Group or except as may be required by court order or other legal proceeding. The Employee shall not, after the termination or cessation of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Employer


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Group and that immediately upon the termination or cessation of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6.  INTELLECTUAL PROPERTY ASSIGNMENT.

              The Employee agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions and Works in the Field (as hereinafter defined), together with all United States and foreign rights with respect thereto, and at the Company's expenses to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on such Inventions and Works, and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments, that may be necessary or proper to vest all such Inventions and Works in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any said patent applications or patents or copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions and Works" shall include any discovery, process, design, development, improvement, application, technique, program or invention, whether practice or not, conceived or made by the Employee, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours), while in the employ of the Company, whether patentable or not, provided, however, that no discovery, process, design, development, improvement, application, technique, program or invention reduced to practice or conceived by the Employee off the Company's premises and after normal working hours shall be deemed to be included in the term "Inventions and Works" unless directly or indirectly related to the business then being conducted by the Company or any business which the Employer Group is then actively exploring (collectively, the "Field").

7.   BINDING EFFECT.

              This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Company's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Company or any business to which all or substantially all of the assets of the Company are sold) and the Employee's heirs, executors and legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.


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8.   ENTIRE AGREEMENT.

              This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

9.   RIGHT TO INJUNCTION.

              The Employee acknowledges and agrees that the services rendered and to be rendered to the Company by him are of a specialized and unique character and that irreparable and immediate damage will result to the Company if the Employee fails, refuses or neglects to perform his agreements and obligations hereunder. In the event of such a failure, refusal or neglect by the Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies including the recovery, by appropriate action, of the amount of the actual damage caused by the Company by any such failure, refusal or neglect by the Employee. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

10.  MISCELLANEOUS.

              (a) Amendments. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company.

              (b) Successors in Interest. All provisions of this Agreement shall survive the termination or cessation of the Employee's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, permitted successors and assigns of either of the parties to this Agreement.

              (c) Withholding. The Company may withhold from any payments to be made to or on behalf of the Employee under this Agreement such federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation.

              (d) Waiver. The waiver by the Company of a breach of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

              (e) Severability. If any provision of this Agreement shall contravene any law or any particular state where the Employee shall perform services for the Company, then this Agreement


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shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

              (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or if received by facsimile transmission, overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

                      (a)  if to the Company:

                      Infinient Inc.
                      499 Thornall Street
                      Edison, New Jersey 08837
                      Attention: Chief Executive Officer
                      Telecopier No.: 732-362-2100

                      (b)  if to Employee:

                      Mr. Ravi Singh
                      8 Sandburg Court
                      Teaneck, New Jersey 07666
                      Telecopier No.: 201-692-8289

                      with a copy to:

                      Carter, Ledyard & Milburn
                      Two Wall Street
                      New York, New York 10005
                      Attention: James E. Abbott, Esq.
                      Telecopier No.: 212-732-3232

              (g) Governing Law. This Agreement shall be governed by the internal substantive laws of the State of New Jersey (without regard to conflict of laws principles thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

              (h) Suits in New Jersey. The parties agree that any action or proceeding relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in


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Middlesex County, New Jersey and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in or removed to such courts.

              (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                        INFINIENT INC.


                                        By: /s/ Raj Koneru
                                           -----------------------
                                           Raj Koneru

                                           /s/ Ravi P. Singh
                                           -----------------------
                                           Ravi P. Singh


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